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                                                                    EXHIBIT 3(i)



                          CERTIFICATE OF INCORPORATION

                                       OF

                        BALLY'S PARK PLACE FUNDING, INC.


         The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, certifies:

         FIRST:  The name of the Corporation is:  BALLY'S PARK PLACE FUNDING,
INC.

         SECOND: The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States Corporation Company.

         THIRD: The purpose of the Corporation is to raise funds through the public offering, sale and issuance of debt securities, to loan the funds raised from the sale of debt securities to Bally's Park Place, Inc., a New Jersey corporation and a sister corporation of the Corporation, and to engage in activities which are incident thereto. The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purposes.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Two Hundred (200) shares of Common Stock, $.01 par value per share.

         FIFTH: The name and mailing address of the incorporator is Clinton W. Lane, c/o Sage Gray Todd & Sims, Two World Trade Center, 100th Floor, New York, New York 10048.

         SIXTH: The by-laws of the Corporation may be made, altered, amended or repealed by the Board of Directors. Elections of directors need not be by written ballot unless the by-laws so provide. The books of the Corporation (subject to the provisions of the laws of the State of
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Delaware) may be kept outside of the State of Delaware at such places as may be designated from time to time by the Board of Directors.

       SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation this 21st day of June, 1983.

                                                             /s/ Clinton W. Lane
                                                             Clinton W. Lane
                                                             Incorporator

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STATE OF NEW YORK                          )
                                           )  SS.:
COUNTY OF NEW YORK                         )


         BE IT REMEMBERED that on this 21st day of June, 1983, personally came before me, the undersigned, a Notary Public, duly authorized to take acknowledgement of deeds by the laws of the place where the foregoing Certificate of Incorporation was signed, CLINTON W. LANE, the Incorporator who signed the foregoing Certificate of Incorporation, known to me personally to be such, and he acknowledged the said Certificate to be his act and deed and that the facts therein stated are truly set forth.

         Given under my hand and seal of office the day and year aforesaid.


                                                               /s/ Frank S. King
                                                               Notary Public





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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         Bally's Park Place Funding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

                 RESOLVED, that the Corporation's Certificate of Incorporation is hereby amended by adding an Article Eighth, which reads as follows:

                 EIGHTH:

                          Pursuant to the requirements of the New Jersey Casino
                 Control Act ("New Jersey Act"), the New Jersey Casino Control Commission ("New Jersey Commission") shall have the right of prior approval of any and all transfers of the securities, shares or other interests in the Corporation and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the New Jersey Commission disapproves a transfer in accordance with the provisions of the New Jersey Act. Every security issued by the Corporation shall bear on both sides of the certificate evidencing such security, a statement of the restrictions imposed by this provision.

                          To the extent that the continued holding of any
                 security of the Corporation by a holder would result in the
                 Corporation or any subsidiary, intermediary or holding company thereof being no longer qualified to continue as a casino
                 licensee in the State of New Jersey, the Corporation shall have the absolute right to repurchase the securities held by said holder at the lesser of the price paid by said holder for said securities or the market price.  The Corporation shall exercise its right to repurchase any security
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                as provided above within ten (10) days after receipt from
                the New Jersey Commission of notice of disapproval or disqualification of a holder.

         SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Bally's Park Place Funding, Inc. has caused this Certificate to be signed by Richard Gillman, its Chairman of the Board, and attested by Dennis P. Venuti, its Secretary, this 29th day of December, 1988.

                                          BALLY'S PARK PLACE FUNDING, INC.

                                          By:  /s/ Richard Gillman
                                               Richard Gillman
                                               Chairman of the Board

ATTEST:

By:   /s/ Dennis P. Venuti
      Dennis P. Venuti
      Secretary




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         Bally's Park Place Funding, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

         RESOLVED, that Article EIGHTH of the Corporation's Certificate of Incorporation, as amended, be amended in its entirety to read as follows:

                          EIGHTH:  Pursuant to the requirements of the New
                 Jersey Casino Control Act ("New Jersey Act"), the New Jersey Casino Control Commission ("New Jersey Commission") shall have the right of prior approval of any and all transfers of privately-held securities, shares or other interests in the Corporation, and the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the Corporation in the event that the New Jersey Commission disapproves a transfer in accordance with the provisions of the New Jersey Act.

                          Every security of the Corporation is held subject to
                 the condition that if a holder thereof is found to be disqualified pursuant to the provisions of the New Jersey Act, such holder shall dispose of his interest in the Corporation.

         SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD:  The aforesaid amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, said Bally's Park Place Funding, Inc. has caused this Certificate to be signed by Arthur M. Goldberg, its Chairman of the Board, and attested by Dennis P. Venuti, its Secretary, this _____ day of February, 1994.
                                                BALLY'S PARK PLACE FUNDING, INC.


                                                By:
                                                    Arthur M. Goldberg
                                                    Chairman of the Board

ATTEST:

By:
      Dennis P. Venuti
      Secretary





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